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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported):     FEBRUARY 25, 1998



                             TECHNICLONE CORPORATION
               (Exact name of Registrant as specified in charter)



           DELAWARE                      0-17085                95-3698422
 (State or other jurisdiction          (Commission           (I.R.S. Employer
       of incorporation)               File Number)          Identification No.)



     14282 FRANKLIN AVENUE, TUSTIN, CALIFORNIA                  92780-7017
     (Address of principal executive offices)                   (Zip code)


       Registrant's telephone number, including area code: (714) 838-0500


                                 NOT APPLICABLE
         (Former name or former address, if changed, since last report)



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ITEM 5      OTHER EVENTS

        On March 5, 1998, the Company announced that Lon H. Stone resigned his position as President and Chief Executive Officer of the Company, effective March 2, 1998. The resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. An oversight committee consisting of Techniclone board members will act in place of the President and Chief Executive Officer to manage day-to-day operations on an interim basis until a successor can be hired. Notwithstanding, Mr. Stone will continue to serve as Chairman of the Board of Directors of the Company.


ITEM 6      RESIGNATIONS OF REGISTRANT'S DIRECTORS

        On March 3, 1998, the Company announced that Marc E. Lippman, M.D. resigned as a director of the Company, effective February 25, 1998. The resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.


ITEM 7      FINANCIAL STATEMENTS AND EXHIBITS

        No financial statements or exhibits are required as part of this report.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECHNICLONE CORPORATION



Date:  March 9, 1998                    By:    /s/ William V. Moding
                                             -----------------------------------
                                               William V. Moding,
                                               Chief Financial Officer


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